Exhibit 23.1

               CONSENT OF INDEPENDENT CHARTERED PUBLIC ACCOUNTANTS

Level Jump Financial Group, Inc.
Toronto Ontario


         We hereby consent to the incorporation by reference of our report dated January 28, 2000, relating to the consolidated financial statements of Level Jump Financial Group, Inc. appearing in the Company's 10-KSB for the year ended December 31, 1999 and to all references to our firm included in this registration statement.

                                                   /s/ BDO Dunwoody LLP
                                                   ---------------------
                                                   BDO DUNWOODY LLP


Toronto, Ontario
July 10, 2000